UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 11, 2019

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079
 (Address of principal executive offices)

 (855) 733-3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01    Entry Into a Material Definitive Agreement.

Permian Basin Purchase and Sale Agreement

On January 11, 2019, PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we” and “us”), entered into a Purchase and Sale Agreement with Manzano, LLC and Manzano Energy Partners II, LLC (together, the “Seller”) (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we (through our wholly-owned subsidiary Pacific Energy Development Corp. (“PEDCO”)) agreed to acquire certain oil and gas assets described in greater detail below (the “Assets”) from the Seller in consideration for $700,000. The effective date of the acquisition of the Assets is scheduled to be February 1, 2019. The purchase price is subject to adjustment to reflect the following: (a) expenditures by Seller which are attributable to the Assets after the effective time of the transaction (upwards); (b) proceeds attributable to the sale of hydrocarbons received by the Seller that are attributable to the Assets after the effective time of the transaction (downward if received by the Seller); (c) the amount of third party production proceeds attributable to the Assets held in suspense by Seller (downward); (d) the value of hydrocarbons in tanks at the effective time of the transaction (upward); and (e) certain other adjustments as described in greater detail in the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the parties, and indemnification requirements. The closing of the acquisition contemplated by the Purchase Agreement is anticipated to occur on February 1, 2019, with an effective date of February 1, 2019, subject to the customary closing conditions set forth in the Purchase Agreement. Either party may terminate the Purchase Agreement in the event the closing has not occurred by February 8, 2019, and we can terminate the Purchase Agreement at any time if we are not satisfied with our due diligence on the Assets. The Purchase Agreement also provides that the Seller shall cooperate with PEDCO and shall prepare and deliver to PEDCO all financial statements related to the operations of the Assets as may be required by applicable securities laws to be filed by PEDCO or its affiliates with the U.S. Securities and Exchange Commission (the “SEC”), and to comply with their tax and financial reporting requirements and audits.

The Assets represent approximately 22,000 net leasehold acres, ownership and current operated production from 1 horizontal well currently producing from the San Andres play in the Permian Basin, ownership of 3 additional shut-in wells, ownership of 1 saltwater disposal well, and all of Seller’s leases and related rights, oil and gas and other wells, equipment, easements, contract rights, and production (effective as of the effective date) as described in the Purchase Agreement. The Assets are located in the San Andres play in the Permian Basin situated in eastern New Mexico, and are contiguous with the Company’s recently acquired 23,000 net leasehold acres also located in the San Andres play in the Permian Basin situated in eastern New Mexico (the Company’s “Existing Permian Acreage”) as announced by the Company in its Current Report on Form 8-K filed with the SEC on September 4, 2018.

Convertible Note

On January 11, 2019, the Company raised $15,000,000 through the sale of a $15,000,000 Convertible Promissory Note (the “Convertible Note”) to SK Energy LLC (“SK Energy”), a company wholly-owned by our Chief Executive Officer and director, Dr. Simon Kukes. The Convertible Note accrues interest monthly at 8.5% per annum, which interest is payable on the maturity date unless otherwise converted into our common stock as described below. The Convertible Note and all accrued interest thereon are convertible into shares of our common stock, from time to time, at the option of the holder thereof, at a conversion price equal to $1.50 per share (the “Conversion Price”). The conversion of the Convertible Note is subject to a 49.9% conversion limitation for so long as SK Energy or any of its affiliates holds such note, which prevents the conversion of any portion thereof into common stock of the Company if such conversion would result in SK Energy beneficially owning (as such term is defined in the Securities Exchange Act of 1934, as amended)(“Beneficially Owning”) more than 49.9% of the Company’s outstanding shares of common stock. The Convertible Note is due and payable on January 11, 2022, but may be prepaid at any time without penalty. The Convertible Note contains standard and customary events of default and, upon the occurrence of an event of default, the amount owed under the Convertible Note accrues interest at 10% per annum.

The Company intends to apply the funds raised from the sale of the Convertible Note to (i) fund the completion of 4 new wells recently drilled by the Company on its Existing Permian Acreage, (ii) fund the drilling and completion of 1 initial horizontal well on the Assets, when and if acquired by the Seller, as described above, (iii) fund additional asset development and accretive acquisitions in the Company’s Permian Basin and D-J Basin assets, and (iv) for general working capital purposes.

* * * * * * * * *

The foregoing description of the Purchase Agreement and Convertible Note does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and Convertible Note, copies of which are attached as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 above regarding the Convertible Note are incorporated by reference in this Item 2.03 in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

We claim an exemption from registration for the issuance and sale of the Convertible Note described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (“Securities Act”), since the foregoing issuance did not involve a public offering, the recipient was an “accredited investor” and/or had access to similar information as would be included in a Registration Statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Up to a total of 10,000,000 shares of common stock of the Company are issuable upon the conversion of the principal amount of the Convertible Note, based on a Conversion Price equal to $1.50 per share.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on January 14, 2019 regarding the matters discussed in Items 1.01, 2.03 and 3.02 above, and providing a drilling and development update. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*#	Purchase and Sale Agreement dated January 11, 2019, by and between Manzano, LLC and Manzano Energy Partners, II, LLC, as seller and Pacific Energy Development Corp., as purchaser
10.1*	$15,000,000 Convertible Promissory Note between PEDEVCO Corp., as borrower and SK Energy LLC as lender, dated January 11, 2019
99.1**	Press Release dated January 14, 2019

* Filed herewith.
** Furnished herewith.
# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that PEDEVCO Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: January 14, 2019	By:	/s/ Dr. Simon Kukes
Dr. Simon Kukes
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*#	Purchase and Sale Agreement dated January 11, 2019, by and between Manzano, LLC and Manzano Energy Partners, II, LLC, as seller and Pacific Energy Development Corp., as purchaser
10.1*	$15,000,000 Convertible Promissory Note between PEDEVCO Corp., as borrower and SK Energy LLC, as lender, dated January 11, 2019
99.1**	Press Release dated January 14, 2019

* Filed herewith.
** Furnished herewith.
# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that PEDEVCO Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.